As filed with the Securities and Exchange Commission on March 31, 2008
Registration No. 333-33719

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0526032
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

10111 Richmond Avenue, Suite 340
Houston, Texas 77042
(Address of principal executive offices)

AMENDED AND RESTATED 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
1987 STOCK OPTION PLAN
NON-EMPLOYEE DIRECTOR STOCK OPTIONS
(Full title of the plan)

Edward A. Guthrie
Executive Vice President, Finance
GulfMark Offshore, Inc.
10111 Richmond Avenue, Suite 340
Houston, Texas 77042
(713) 963-9522
(Name, address and telephone number of agent for service)

Copies to:

Strasburger & Price, L.L.P.
1401 McKinney St., Ste 2200
Houston, Texas 77010
(713) 951-5600
Attn: W. Garney Griggs, Esq.

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerate filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [X]	Accelerated Filer [ ]

Non-Accelerated Filer [ ] (Do not check if smaller reporting company)	Smaller Reporting Company [ ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8, Registration No. 333-33719, filed on August 15, 1997 (the “Registration Statement”), pertaining to common shares of GulfMark Offshore, Inc. (the “Registrant”) to be offered under the 1987 Stock Option Plan (the “1987 Plan”), the Amended and Restated 1993 Non-Employee Director Stock Option Plan and the Non-Employee Director Stock Options.  The Amended and Restated 1993 Non-Employee Director Stock Option Plan and the Non-Employee Director Stock Options are, collectively, the “Other Plans”.

Subsequent to filing the Registration Statement, the Registrant declared a 2 for 1 stock split, effected as a 100% stock dividend in July 2002.  The securities offered under the 1987 Plan were adjusted to account for the stock split in accordance with the terms of the 1987 Plan, and pursuant to Rule 416 of the Securities Act of 1933, such additional securities are deemed registered under the Registration Statement.

The Registrant hereby removes and withdraws from registration 262,666 shares of its common stock registered pursuant to the Registration Statement pursuant to the 1987 Plan that remain unissued. The securities registered pursuant to this Registration Statement pursuant to the Other Plans remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GulfMark Offshore, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 2008.

GULFMARK OFFSHORE, INC. /s/ EDWARD A. GUTHRIE Edward A. Guthrie Executive Vice President, Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce A. Streeter and Edward A. Guthrie, Jr., and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Bruce A. Streeter	Chief Executive Officer, President and Director (Principal Executive Officer)	March 31, 2008
Bruce A. Streeter

/s/ Edward A. Guthrie, Jr.	Executive Vice President, Finance (Principal Financial Officer)	March 31, 2008
Edward A. Guthrie, Jr.

/s/ Carla S. Mashinski	Vice President, Accounting (Principal Accounting Officer)	March 31, 2008
Carla S. Mashinski

/s/ Peter I. Bijur	Director	March 31, 2008
Peter I. Bijur

/s/ David J. Butters	Director	March 31, 2008
David J. Butters

/s/ Marshall A. Crowe	Director	March 31, 2008
Marshall A. Crowe

/s/ Louis S. Gimbel, 3rd	Director	March 31, 2008
Louis S. Gimbel, 3rd

/s/ Sheldon S. Gordon	Director	March 31, 2008
Sheldon S. Gordon

/s/ Robert B. Millard	Director	March 31, 2008
Robert B. Millard

/s/ Robert T. O’Connell	Director	March 31, 2008
Robert T. O’Connell

/s/ Rex C. Ross	Director	March 31, 2008
Rex C. Ross